EXHIBIT 10.6


                            AGREEMENT BY AND BETWEEN
                        The National Bank of Gainesville
                              Gainesville, Georgia
                                       and
                  The Office of the Comptroller of the Currency

     The National Bank of Gainesville, Gainesville, Georgia (Bank) and the Comptroller of the Currency of the United States of America (Comptroller) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

     The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in the Report of Examination, dated April 26, 2004 (ROE).

     In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (Board), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

                                    ARTICLE I

                                  JURISDICTION
                                  ------------

     (1) This Agreement shall be construed to be a "written agreement entered into with the agency" within the meaning of 12 U.S.C. Sec. 1818(b)(1).

     (2) This Agreement shall be construed to be a "written agreement between such depository institution and such agency" within the meaning of 12 U.S.C. Sec. 1818(e)(1) and 12 U.S.C. Sec. 1818(i)(2).

     (3) This Agreement shall be construed to be a "formal written agreement" within the meaning of 12 C.F.R. Sec. 5.51(c)(6)(ii). See 12 U.S.C. Sec. 1831i.
                                                      ---

     (4) This Agreement shall be construed to be a "written agreement" within the meaning of 12 U.S.C. Sec. 1818(u)(1)(A).


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     (5)  All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

     Assistant Deputy Comptroller
     Atlanta Field Office
     1117 Perimeter Center West, Suite 401
     Atlanta, Georgia 30338

                                   ARTICLE II

                              COMPLIANCE COMMITTEE
                              --------------------

     (1) Within (30) days, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than two (2) shall be employees of the Bank. Upon appointment, the names of the members of the Compliance Committee shall be submitted in writing to the Assistant Deputy Comptroller.
The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Formal Agreement.

     (2)  The Compliance Committee shall meet at least monthly.

     (3) Within thirty (30) days of the appointment of the Committee and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

          (a) actions taken to comply with each Article of this Formal Agreement; and

          (b)  the results of those actions.

     (4) The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller.


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                                   ARTICLE III

                 OBTAIN A PERMANENT PRESIDENT AND SENIOR LENDER
                 ----------------------------------------------

     (1) Within ninety (90) days, the Board shall appoint both a capable President and Senior Lender who shall be vested with sufficient executive authority to fulfill the duties and responsibilities of these positions and ensure the safe and sound operation of the Bank.

     (2) Prior to the appointment of any individuals to the President and Senior Lender positions, the Board shall submit to the Assistant Deputy Comptroller the following information:

          (a) the information sought in the "Changes in Directors and Senior Executive Officers" booklet of the Comptroller's Corporate Manual, together with a legible fingerprint card for the proposed individual;

          (b) a written statement of the Board's reasons for selecting the proposed officer; and

          (c) a written description of the proposed officer's duties and responsibilities.

     (3) The Assistant Deputy Comptroller shall have the power of veto over the employment of the proposed officers. However, the failure to exercise such veto power shall not constitute an approval or endorsement of the proposed officers.

     (4) The requirement to submit information and the prior veto provisions of this Article are based on the authority of 12 U.S.C. Sec. 1818(b) and do not require the Comptroller to complete his review and act on any such information or authority within ninety (90) days.

                                   ARTICLE IV

                        CAPITAL PLAN AND HIGHER MINIMUMS
                        --------------------------------

     (1) The Bank shall immediately achieve and maintain the following capital levels (defined in 12 C.F.R. Part 3):


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          (a)  Total capital at least equal to twelve percent (12%) of risk-weighted assets; and

          (b) Tier 1 capital at least equal to eight percent (8%) of adjusted total assets.

     (2) The Bank shall achieve by March 31, 2005, and thereafter maintain, the following capital levels:

          (a) Total capital at least equal to fourteen percent (14%) of risk-weighted assets; and

          (b) Tier 1 capital at least equal to nine percent (9%) of adjusted total assets.

     (3) The requirement in this Agreement to meet and maintain a specific capital level means that the Bank may not be deemed to be "well capitalized" for purposes of 12 U.S.C. Sec. 1831o and 12 C.F.R. Part 6 pursuant to 12 C.F.R. Sec. 6.4(b)(1)(iv).

     (4) Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three-year capital program. The program shall include:

          (a) specific plans for the maintenance of adequate capital that may in no event be less than the requirements of paragraphs (1) and (2);

          (b) projections for growth and capital requirements based upon a detailed analysis of the Bank's assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

          (c) projections of the sources and timing of additional capital to meet the Bank's current and future needs;

          (d) the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank's needs;


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          (e)  contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

          (f) a dividend policy that permits the declaration of a dividend only:

               (i) when the Bank is in compliance with its approved capital program;

               (ii) when the Bank is in compliance with 12 U.S.C. Sec.Sec. 56 and 60; and

               (iii) with the prior written approval of the Assistant Deputy Comptroller.

     (5) Upon completion, the Bank's capital program shall be submitted to the Assistant Deputy Comptroller for approval. Upon approval by the Assistant Deputy Comptroller, the Bank shall implement and adhere to the capital program.

                                    ARTICLE V

               LENDING/CREDIT ADMINISTRATION POLICY AND PROCEDURES
               ---------------------------------------------------

     (1) Within (30) days, the Board shall review and revise the Bank's written loan policy. In revising this policy, the Board shall refer to the Loan Portfolio Management booklet, A-LPM, of the Comptroller's Handbook. This policy shall incorporate, but not necessarily be limited to, the following:

          (a)  a description of acceptable types of loans;

          (b) procedures to ensure that extensions of credit are granted, by renewal or otherwise, to any borrower only after obtaining and analyzing current and satisfactory credit information;

          (c) maturity scheduling related to the anticipated source of repayment, the purpose of the loan, and the useful life of the collateral;

          (d) maximum ratio of loan value to appraised value or acquisition cost;

          (e)  policy requirements for unsecured lending;


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          (f)  guidelines and limitations on concentrations of credit;

          (g) a limitation on the type and size of loans that may be made by each loan officer without prior approval by the Board or loan committee;

          (h) measures to correct the deficiencies in the Bank's lending procedures noted in any Report of Examination;

          (i)    effective nonaccrual loan procedures;

          (j) procedures to ensure the timely identification and rating of loans and leases based on lending officer submissions;

          (k) guidelines setting forth the criteria under which renewals of extensions of credit may be approved. At a minimum the policy shall:

               (i) ensure that renewals are not made for the sole purpose of reducing the volume of loan delinquencies; and

               (ii) provide guidelines and limitations on the capitalization of interest;

     (2) Upon adoption, the policy shall be implemented, the Board shall thereafter ensure Bank adherence to the policy, and a copy of the policy shall be forwarded to the Assistant Deputy Comptroller for review.

                                   ARTICLE VI

                         INDEPENDENT LOAN REVIEW PROGRAM
                         -------------------------------

     (1) Within thirty (30) days, the Board shall employ a qualified consultant to perform an ongoing asset quality review of the Bank. The consultant shall be utilized until such time as an ongoing internal asset quality review system is developed by the Board, implemented and demonstrated to be effective. Before terminating the consultant's asset quality review services, the Board shall both certify the effectiveness of the internal asset quality review system, and receive prior approval from the Assistant Deputy Comptroller.


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     (2)  Prior to hiring a consultant or entering into any contract with a consultant, the Bank shall submit the proposed terms of employment and the qualifications of the consultant to the Assistant Deputy Comptroller who shall have the power of veto. However, the failure to exercise such veto power shall not constitute an approval or endorsement of the proposed consultant.

     (3) The requirement to submit information and the prior veto provisions of this Article are based on the authority of 12 U.S.C. Sec. 1818(b) and do not require the Comptroller to complete his review and act on any such information or authority within ninety (90) days.

                                   ARTICLE VII

                        CREDIT AND COLLATERAL EXCEPTIONS
                        --------------------------------

     (1) Within ninety (90) days, the Board shall take action to obtain current and satisfactory credit information on all loans over twenty-five thousand dollars ($25,000) lacking such information.

     (2) Within ninety (90) days, the Board shall take all possible actions to obtain proper collateral documentation on all loans.

     (3) Effective immediately, the Bank may grant, extend, renew, alter, or restructure any loan or other extension of credit only after:

          (a) documenting the specific reason or purpose for the extension of credit;

          (b)  identifying the expected source of repayment in writing;

          (c) structuring the repayment terms to coincide with the expected source of repayment;

          (d) obtaining and analyzing current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations;


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               (i)    Failure to obtain the information in (d) shall require a
          majority of the full Board (or a delegated committee thereof) to certify in writing the specific reasons why obtaining and analyzing the information in (d) would be detrimental to the best interests of the Bank.

               (ii) A copy of the Board certification shall be maintained in the credit file of the affected borrower(s). The certification will be reviewed by this Office in subsequent examinations of the Bank; and

          (e) documenting, with adequate supporting material, the value of collateral and properly perfecting the Bank's lien on it where applicable.

                                  ARTICLE VIII

                                CRITICIZED ASSETS
                                -----------------

     (1) Within thirty (30) days, the Board shall adopt, implement, and thereafter take all available measures to ensure the Bank adherence to, a written program designed to eliminate the basis of criticism of assets criticized in the ROE, in any subsequent Report of Examination, or by any internal or external loan review, or in any list provided to management by the National Bank Examiners. This program shall include, at a minimum:

          (a)  an identification of the expected sources of repayment;

          (b) the appraised value of supporting collateral and the position of the Bank's lien on such collateral where applicable;

          (c) an analysis of current and satisfactory credit information, including cash flow analysis where loans are to be repaid from operations; and

          (d) the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.


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     (2)  The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

          (a) the status of each criticized asset or criticized portion thereof that equals or exceeds fifty thousand dollars ($50,000);

          (b) management's adherence to the program adopted pursuant to this Article;

          (c)  the status and effectiveness of the written program; and

          (d)  the need to revise the program or take alternative action.

     (3) A copy of each review shall be forwarded to the Assistant Deputy Comptroller on a quarterly basis in a format similar to Appendix I, attached hereto.

     (4) The Bank may extend credit, directly or indirectly, including renewals, extensions or overdrafts, to a borrower whose loans or other extensions of credit are criticized only if each of the following conditions is met:

          (a) the Board or designated committee finds that the extension of additional credit is necessary to promote the best interests of the Bank and that prior to renewing, extending, or capitalizing any additional credit, a majority of the full Board (or designated committee) approves the credit extension and records, in writing, why such extension is necessary to promote the best interests of the Bank; and

          (b) a comparison to the written program adopted pursuant to this Article shows that the Board's formal plan to collect or strengthen the criticized asset will not be compromised.

     (5) A copy of the approval of the Board or of the designated committee shall be maintained in the file of the affected borrower.


                                      -9-
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                                   ARTICLE IX

                       ALLOWANCE FOR LOAN AND LEASE LOSSES

     (1) The Board shall review the adequacy of the Bank's Allowance for Loan and Lease Losses (Allowance) and shall establish a program for the maintenance of an adequate Allowance. This review and program shall be designed in light of the comments on maintaining a proper Allowance found in the Allowance for Loan and Lease Losses booklet, A-ALLL, of the Comptroller's Handbook, and shall focus particular attention on the following factors:

          (a)  results of the Bank's internal loan review;

          (b)  results of the Bank's external loan review;

          (c)  an estimate of inherent loss exposure on each significant credit;

          (d)  loan loss experience;

          (e)  trends of delinquent and nonaccrual loans;

          (f)  concentrations of credit in the Bank; and,

          (g)  present and prospective economic conditions.

     (2) The program shall provide for a review of the Allowance by the Board at least once each calendar quarter. Any deficiency in the Allowance shall be remedied in the quarter it is discovered, prior to the filing of the Consolidated Reports of Condition and Income, by additional provisions from earnings. Written documentation shall be maintained indicating the factors considered and conclusions reached by the Board in determining the adequacy of the Allowance.

                                    ARTICLE X

                                 STRATEGIC PLAN

     (1) Within one hundred eighty (180) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written strategic plan for the Bank covering at least a


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three-year period.  The strategic plan shall establish objectives for the Bank's overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

          (a) a mission statement that forms the framework for the establishment of strategic goals and objectives;

          (b) an assessment of the Bank's present and future operating environment;

          (c) the development of strategic goals and objectives to be accomplished over the short and long term;

          (d) an identification of the Bank's present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

          (e) an evaluation of the Bank's internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article;

          (f) a management employment and succession program to promote the retention and continuity of capable management;

          (g) product line development and market segments that the Bank intends to promote or develop;


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          (h)  an action plan to improve bank earnings and accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

          (i) a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

          (j) control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank's operating environment.

     (2) Upon adoption, a copy of the plan shall be forwarded to the Assistant Deputy Comptroller for review and approval.

                                   ARTICLE XI

                                     CLOSING

     (1) Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or approval, the Board has the ultimate responsibility for proper and sound management of the Bank.

     (2) It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

     (3) Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement. Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

     (4) The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are


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amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

     (5) This Agreement is intended to be, and shall be construed to be, a supervisory "written agreement entered into with the agency" as contemplated by 12 U.S.C. Sec. 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the OCC or the United States. Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the OCC may enforce any of the commitments or obligations herein undertaken by the Bank under its supervisory powers, including 12 U.S.C. Sec. 1818(b)(1), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the OCC has any intention to enter into a contract. The Bank also expressly acknowledges that no OCC officer or employee has statutory or other authority to bind the United States, the U.S. Treasury Department, the OCC, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the OCC's exercise of its supervisory responsibilities. The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or arrangements, or negotiations between the parties, whether oral or written.

     IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.




/s/ Ben E. Noelke                                   8/18/04
-----------------------------------                 ---------------------------
Ben E. Noelke                                       Date
Acting Assistant Deputy Comptroller
Atlanta Field Office


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     IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Paula M. Allen                                   8/18/04
--------------------------                           --------------------------
Paula M. Allen                                       Date


/s/ J. Darwin Allison, Jr.                           8/18/04
--------------------------                           --------------------------
J. Darwin Allison, Jr.                               Date


/s/ Shelley P. Anderson                              8/18/04
--------------------------                           --------------------------
Shelley P. Anderson                                  Date


/s/ Kathy L. Cooper                                  8/18/04
--------------------------                           --------------------------
Kathy L. Cooper                                      Date


/s/ Anne L. Davenport                                8/18/04
--------------------------                           --------------------------
Anne L. Davenport                                    Date


/s/ Lanny W. Dunagan                                 8/18/04
--------------------------                           --------------------------
Lanny W. Dunagan                                     Date


/s/ Gilbert T. Jones Sr.                             8/18/04
--------------------------                           --------------------------
Gilbert T. Jones Sr.                                 Date


/s/ Roger P. Martin                                  8/18/04
--------------------------                           --------------------------
Roger P. Martin                                      Date


/s/ John W. McHugh                                   8/18/04
--------------------------                           --------------------------
John W. McHugh                                       Date


/s/ Ann M. Palmour                                   8/18/04
--------------------------                           --------------------------
Ann M. Palmour                                       Date


/s/ Wendall A. Turner                                8/18/04
--------------------------                           --------------------------
Wendall A. Turner                                    Date


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                                   APPENDIX A
                         THE NATIONAL BANK OF GAINSVILLE


CRITICIZED ASSET REPORT AS OF:
                                ------------------------------------

BORROWER(S):

--------------------------------------------------------------------

ASSET BALANCE(S) AND OCC RATING CRITICISM (OAEM, SUBSTANDARD, DOUBTFUL, OR
LOSS):

               ASSET BALANCE:  $
                                 -----------------------------------------------

               CRITICISM:
                           -----------------------------------------------------

               AMOUNT CHARGED OFF TO DATE:
                                             -----------------------------------

               FUTURE POTENTIAL CHARGE-OFF:
                                             -----------------------------------

PRESENT STATUS* (include past due status, nonperforming, significant progress of deterioration, etc.):

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FINANCIAL AND/OR COLLATERAL SUPPORT (include brief summary of most current financial information, appraised value of collateral and/or estimated value and date thereof, bank's lien position and amount of available equity, if any, guarantor(s) info, etc.):
                           -----------------------------------------------------

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PROPOSED PLAN OF ACTION TO ELIMINATE ASSET CRITICISM(S) AND TIME FRAME FOR ITS
ACCOMPLISHMENT:

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IDENTIFIED SOURCE OF REPAYMENT AND DEFINED REPAYMENT PROGRAM (repayment program should coincide with source of repayment):

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USE THIS FORM for reporting each criticized asset which exceeds fifty thousand dollars ($50,000) and retain the original in the credit file for review by the examiners. Submit your reports quarterly until notified otherwise, in writing, to the Assistant Deputy Comptroller, Northeast Texas Field Office.


*Any increase in the asset(s) should be fully explained in the PRESENT STATUS section.


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